                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                          LAKE VILLAGE APARTMENTS, L.P.
                        (AN ILLINOIS LIMITED PARTNERSHIP)
                         IHDA DEVELOPMENT NO.: HTF-1299

                           DECEMBER 31, 2006 AND 2005

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                                TABLE OF CONTENTS


                                                               PAGE


INDEPENDENT AUDITORS' REPORT                                     3

FINANCIAL STATEMENTS

         BALANCE SHEETS                                          4

         STATEMENTS OF OPERATIONS                                6

         STATEMENTS OF PARTNERS' EQUITY (DEFICIT)                9

         STATEMENTS OF CASH FLOWS                               10

         NOTES TO FINANCIAL STATEMENTS                          12


CERTIFICATE OF GENERAL PARTNER                                  23

CERTIFICATE OF MANAGING AGENT                                   24

INFORMATION REGARDING AUDITORS                                  25

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Lake Village Apartments, L.P.
(An Illinois Limited Partnership)

         We have audited the accompanying balance sheets of Lake Village Apartments, L.P. (An Illinois Limited Partnership) as of December 31, 2006 and 2005, and the related statements of operations, partners' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Village Apartments, L.P. (An Illinois Limited Partnership) as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the partnership will continue as a going concern. As discussed in note 8 to the financial statements, the partnership has sustained substantial operating losses in recent years, has incurred significant negative cash flows from operations and has received operating deficit advances from an affiliate of its general partner. These factors, along with other matters as set forth in note 8, raise substantial doubt that the partnership will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                          /s/ Reznick Group,P.C.
                                                          ----------------------

Skokie, Illinois
August 31, 2007



                                 Lake Village Apartments, L.P.
                               (An Illinois Limited Partnership)
                                  IHDA Project No.: HTF-1299

                                        BALANCE SHEETS

                                  December 31, 2006 and 2005


                                                                     2006             2005
                                                                 -----------      -----------
Fixed assets
    1420 - Building                                              $ 2,973,441      $ 6,321,563
    1450 - Furniture and fixtures                                      5,213            5,213
    4250 - Less:  Accumulated depreciation                          (996,882)        (766,612)
                                                                 -----------      -----------

               Net book value                                      1,981,772        5,560,164
    1410 - Land                                                      111,287          111,287
                                                                 -----------      -----------

               Total fixed assets                                  2,093,059        5,671,451
                                                                 -----------      -----------

Current assets
    1120 - Cash - project                                             20,062           31,271
    1130 - Receivables - tenant, net of allowance                        110           10,875
    1240 - Prepaid insurance                                           8,479           12,128
    1290 - Other prepaid expenses                                        468              376
                                                                 -----------      -----------

               Total current assets                                   29,119           54,650
                                                                 -----------      -----------

Security deposits held in trust
    1191 - Cash - restricted                                           4,552            3,243
    2191 - Less:  Tenant security deposits                            (3,160)          (3,243)
                                                                 -----------      -----------

               Total security deposits held in trust                   1,392               --
                                                                 -----------      -----------

Escrow deposits and restricted reserves
    1310 - Real estate tax and insurance escrow                        5,272            9,689
    1320 - Replacement reserve                                        66,477           67,875
    1330 - Mortgage insurance premium escrow                           1,182            2,365
    1360 - Construction escrow                                           799              860
    1390 - Debt service reserve                                        9,072            8,672
    1390 - Working capital reserve                                    41,471           39,641
                                                                 -----------      -----------

               Total escrow deposits and restricted reserves         124,273          129,102
                                                                 -----------      -----------

Other assets
    1520 - Deferred financing costs, net                              40,818           41,960
                                                                 -----------      -----------

               Total other assets                                     40,818           41,960
                                                                 -----------      -----------

               Total assets                                      $ 2,288,661      $ 5,897,163
                                                                 ===========      ===========


                                   (continued)

                                     - 4 -


                                  Lake Village Apartments, L.P.
                                (An Illinois Limited Partnership)
                                    IHDA Project No.: HTF-1299

                                    BALANCE SHEETS - CONTINUED

                                    December 31, 2006 and 2005

                            LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

                                                                        2006             2005
                                                                    -----------      -----------

Current liabilities
    2320 - Mortgage loans payable - current portions                $ 2,009,895      $     3,500
    2110 - Accounts payable - trade                                      16,744           17,938
    2130 - Accrued interest                                              81,664            8,318
    2140 - Accrued expenses                                               9,548           15,307
    2150 - Accrued real estate taxes                                      1,500            2,729
    2210 - Prepaid rents                                                    820                5
    2230 - Due to affiliates                                            947,064          886,751
                                                                    -----------      -----------

               Total current liabilities                              3,067,235          934,548
                                                                    -----------      -----------

Long-term liabilities
    2320 - Mortgage loans payable                                     2,009,895        2,011,015
    2320 - Less:  Current portions                                   (2,009,895)          (3,500)
                                                                    -----------      -----------

               Total long-term liabilities                                   --        2,007,515
                                                                    -----------      -----------

               Total liabilities                                      3,067,235        2,942,063
                                                                    -----------      -----------

Contingency                                                                  --               --

Partners' equity (deficit)
    3130 - Partners' equity (deficit)                                  (778,574)       2,955,100
                                                                    -----------      -----------

               Total liabilities and partners' equity (deficit)     $ 2,288,661      $ 5,897,163
                                                                    ===========      ===========


                        See notes to financial statements


                                            - 5 -


                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 2006 and 2005

                                                         2006          2005
                                                      ---------      ---------
Rental revenue
    5120 - Apartment rentals, net                     $ 262,896      $ 267,231
    5220 - Less:  Vacancy loss                         (169,084)      (128,818)
                                                      ---------      ---------

               Net rental revenue                        93,812        138,413
                                                      ---------      ---------

Financial and other revenue
    5320 - Interest income - reserves and escrows         5,965          2,972
    5910 - Laundry income                                    --            410
    5920 - Miscellaneous tenant charges                   4,274         11,017
    5990 - Miscellaneous income                             313            384
                                                      ---------      ---------

               Total financial and other revenue         10,552         14,783
                                                      ---------      ---------

               Total revenue                            104,364        153,196
                                                      ---------      ---------

Administrative expenses
    6210 - Marketing                                      1,412            543
    6311 - Office expenses                                2,126            751
    6320 - Property management fees                       4,191          5,646
    6340 - Professional fees - legal                      1,170            538
    6350 - Professional fees - audit                      7,000         14,875
    6360 - Telephone expense                              1,197          2,049
    6370 - Bad debts                                     18,088         18,196
    6390 - Other administrative                              82          9,762
                                                      ---------      ---------

               Total administrative expenses             35,266         52,360
                                                      ---------      ---------

Operating expenses
    6461 - Exterminating                                    450            650
    6471 - Rubbish removal                                4,122          3,909
                                                      ---------      ---------

               Total operating expenses                   4,572          4,559
                                                      ---------      ---------


                                   (continued)


                                     - 6 -


                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                      STATEMENTS OF OPERATIONS - CONTINUED

                     Years ended December 31, 2006 and 2005


                                                               2006             2005
                                                           -----------      -----------
Maintenance expenses
    6521 - Grounds                                                 635            1,315
    6521 - Snow removal                                             --              200
    6541 - Structural repairs                                    7,495               --
    6561 - Painting and decorating                               5,865           12,137
    6590 - Sundry                                                 --              4,369
                                                           -----------      -----------

               Total maintenance expenses                       13,995           18,021
                                                           -----------      -----------

Materials and supplies
    6311 - Office supplies                                         340              558
    6411 - Janitorial supplies                                      --              337
    6511 - Maintenance supplies                                  7,236           11,245
                                                           -----------      -----------

               Total materials and supplies                      7,576           12,140
                                                           -----------      -----------

Salaries and wages
    6310 - Office and administrative                             1,373            2,691
    6510 - Maintenance                                          20,954           27,950
                                                           -----------      -----------

               Total salaries and wages                         22,327           30,641
                                                           -----------      -----------

Utilities
    6420 - Gas                                                  14,813            9,381
    6450 - Electricity                                           9,780            7,529
    6451 - Water and sewer                                      10,327           12,519
                                                           -----------      -----------

               Total utilities                                  34,920           29,429
                                                           -----------      -----------

Taxes and insurance
    6710 - Real estate taxes                                       210            1,439
    6720 - Property and liability insurance                     13,340            9,743
    6723 - Heath insurance and benefits                         14,101               --
    6790 - Payroll taxes                                         2,347            3,199
    6729 - Other insurance                                          --            1,039
                                                           -----------      -----------


               Total taxes and insurance                        29,998           15,420
                                                           -----------      -----------

                                  (continued)


                                     - 7 -

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                      STATEMENTS OF OPERATIONS - CONTINUED

                     Years ended December 31, 2006 and 2005


                                                               2006             2005
                                                           -----------      -----------

Total operating expenses                                       148,654          162,570
                                                           -----------      -----------

Net operating income (loss) before financial
    expenses, entity expenses, depreciation and
    amortization                                               (44,290)          (9,374)
                                                           -----------      -----------

Financial expenses
    6810 - Mortgage interest                                   106,692           88,577
    6850 - Mortgage insurance premium                            2,158            2,112
    6880 - Miscellaneous financial expenses                         --            3,128
                                                           -----------      -----------

               Total financial expenses                        108,850           93,817
                                                           -----------      -----------

Entity expenses
    7180 - Reporting management fees                             1,000            1,000
                                                           -----------      -----------

Net Income (loss) before depreciation and amortization        (154,140)        (104,191)

6900 - Depreciation                                         (3,578,392)        (230,582)

6900 - Amortization                                             (1,142)          (1,142)
                                                           -----------      -----------

Net income (loss) before extraorinary item                 $(3,733,674)     $  (335,915)
                                                           ===========      ===========


                        See notes to financial statements


                                     - 8 -


                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                     Years ended December 31, 2006 and 2005

                                              Balance          Net             Balance
                               Percentage    January 1,     income (loss)    December 31,
                               of interest     2006            2006             2006
                               ---------   -----------     -----------      -----------

General Partners                     0.01  $   220,390     $      (373)     $   220,017

Limited Partners                    99.99    2,734,710      (3,733,301)        (998,591)
                               ---------   -----------     -----------      -----------

     Total                         100.00  $ 2,955,100     $(3,733,674)     $  (778,574)
                               =========   ===========     ===========      ===========

                                              Balance          Net             Balance
                               Percentage    January 1,     income (loss)    December 31,
                               of interest      2005            2005             2005
                                -------     -----------     -----------      -----------

General Partners                      0.01  $   220,424     $       (34)     $   220,390

Limited Partners                     99.99    3,070,591        (335,881)       2,734,710
                                -------     -----------     -----------      -----------

     Total                          100.00  $ 3,291,015     $  (335,915)     $ 2,955,100
                                =======     ===========     ===========      ===========


                            See notes to financial statements

                                          - 9 -


                                Lake Village Apartments, L.P.
                              (An Illinois Limited Partnership)
                                 IHDA Project No.: HTF-1299

                                  STATEMENTS OF CASH FLOWS

                           Years ended December 31, 2006 and 2005


                                                                     2006            2005
                                                                   ---------      ---------
Cash flows from operating activities
    Rental receipts                                                $ 105,392      $ 145,215
    Interest receipts                                                  5,965          1,739
    Other operating receipts                                           4,587         13,044
                                                                   ---------      ---------

           Total receipts                                            115,944        159,998
                                                                   ---------      ---------

    Administrative expenses                                          (37,460)       (49,485)
    Operating expenses                                               (10,423)        (4,559)
    Maintenance expenses                                             (13,995)       (18,021)
    Materials and supplies                                            (7,576)       (12,140)
    Salaries and wages                                               (22,327)       (30,641)
    Utilities                                                        (34,920)       (29,429)
    Taxes and insurance                                              (27,578)       (13,755)
    Mortgage interest and service fee                                (33,346)      (105,321)
    Mortgage insurance premium                                        (2,158)        (2,112)
    Miscellaneous financial expenses                                    --           (3,128)
    Tenant security deposits, net                                     (1,392)        (2,588)
                                                                   ---------      ---------

           Total disbursements                                      (191,175)      (271,179)
                                                                   ---------      ---------

           Net cash provided by (used in)
               operating activities                                  (75,231)      (111,181)
                                                                   ---------      ---------

Cash flows from investing activities
    (Deposits to) restricted funds                                   (17,226)       (53,122)
    Withdrawals from restricted funds                                 22,055         52,014
    (Advances to) repayments from affiliates, net                       --           27,959
                                                                   ---------      ---------

           Net cash provided by (used in) investing activities         4,829         26,851
                                                                   ---------      ---------

Cash flows from financing activities
    Borrowings from (repayments to) affiliates, net                   60,313        113,199
    Proceeds from long-term debt                                         867          2,794
    Payments of long-term debt                                        (1,987)        (7,021)
                                                                   ---------      ---------

           Net cash provided by (used in) financing activities        59,193        108,972
                                                                   ---------      ---------

           Net increase (decrease) in cash                           (11,209)        24,642

Cash, beginning of year                                               31,271          6,629
                                                                   ---------      ---------

Cash, end of year                                                  $  20,062      $  31,271
                                                                   =========      =========

                                   (continued)

                                           - 10 -


                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                      STATEMENTS OF CASH FLOWS - CONTINUED

                     Years ended December 31, 2006 and 2005

                                                              2006             2005
                                                          -----------      -----------
Reconciliation of net income (loss) to net cash
provided (used in) by operating activities
    Net income (loss)                                     $(3,733,674)     $  (335,915)
                                                          -----------      -----------
    Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities
      Depreciation                                          3,578,392          230,582
      Amortization                                              1,142            1,142
      Provision for losses on receivables                       1,050             --
      (Increase) decrease in operating assets
        Tenant security deposit fund                           (1,309)             822
        Tenant accounts receivable                              9,715           11,172
        Prepaid insurance                                       3,649             (525)
        Prepaid expenses                                          (92)             969
      Increase (decrease) in operating liabilities
        Accounts payable                                       (1,194)          (2,649)
        Accrued interest                                       73,346          (16,744)
        Accrued real estate taxes                              (1,229)              (2)
        Other accrued expenses                                 (5,759)           7,747
        Tenant security deposits                                  (83)          (3,410)
        Prepaid rents                                             815           (4,370)
                                                          -----------      -----------

            Total adjustments                               3,658,443          224,734
                                                          -----------      -----------

            Net cash provided by (used in)
                operating activities                      $   (75,231)     $  (111,181)
                                                          ===========      ===========


                              See notes to financial statements


                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2006 and 2005



NOTE 1 - ORGANIZATION

     Lake Village Apartments, L.P. (An Illinois Limited Partnership) (the partnership) was formed as a limited partnership under the laws of the State of Illinois on April 14, 1998, for the purpose of constructing and operating a rental housing project. The project consists of 50 units located in Kewanee, Illinois, and is currently operating under the name of Lake Village Apartments, L.P. The project is financed in part with the proceeds of a mortgage loan obtained from the Illinois Housing Development Authority (IHDA).

     The partnership terminates December 31, 2049, unless dissolved earlier upon the sale of substantially all of the partnership's real property.

     The project has qualified for and been allocated low-income housing tax credits pursuant to Internal Revenue Code Section 42, (Section 42), which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. The project must meet the provisions of these regulations during each of 15 consecutive years in order to remain qualified to receive the credits. The credit allocation will be allowed annually for each of ten years if the project remains in compliance.

     In addition, the partnership has executed an extended use agreement with the Illinois Housing Development Authority which requires the operation of the project pursuant to Section 42 for a minimum of 30 years. This requirement is binding on the transferee during this compliance period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CAPITALIZATION AND DEPRECIATION

     Land, building, and furniture and fixtures are recorded at cost. Improvements are capitalized, while expenditures for maintenance and repairs are expensed.

                         Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005



     The assets are depreciated over their estimated service lives. The estimated service lives of the assets for depreciation purposes may be different than their actual economic useful lives.

                                      Estimated life           Method
                                    ------------------   ------------------

     Building                           27.5 years         Straight-Line
     Furniture and fixtures             5 - 7 years         Accelerated


     RENTAL INCOME AND PREPAID RENTS

     Rental income is recognized for apartment rentals as it accrues. Advance receipts of rental income are deferred and classified as liabilities until earned. All leases are considered operating leases.

     IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference. No asset impairment losses have been recognized during 2005. During 2006, the events led management to evaluate the recoverability of its rental property. Based on such analysis, management determined that the remaining cost of its rental property will not be recovered through normal operations. Accordingly, management has reduced the recorded amount of its rental property to its estimated fair market value based on the amounts of its non recourse debts. The write down of $3,348,122 has been recognized as additional depreciation.

     ACCOUNTS RECEIVABLE AND BAD DEBTS

     Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of accounts by management. Accounting principles generally accepted in the United States of America require the allowance method be used to recognize bad debts; however the effect of using the direct write off method is not materially different from the results that would have been obtained under the allowance method.

                         Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005


     DEFERRED FINANCING COSTS AND AMORTIZATION

     Financing costs are amortized over the term of the mortgage loan using the straight-line method. Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective yield method.

     INCOME TAXES

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - CASH

     The partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The partnership has not experienced any losses in such accounts. Management believes the partnership may not be exposed to any significant credit risk on cash.

NOTE 4 - ESCROW DEPOSITS AND RESTRICTED RESERVES

     According to the partnership loan and other regulatory agreements, the partnership is required to maintain certain escrow deposits and reserves. The following schedule shows the activity in such accounts during 2006 and 2005.

                         Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005


     According to the partnership agreement, the partnership is required to fund a replacement reserve equal to $10,000 per year. The replacement reserve had been properly funded as of December 31, 2005. The replacement reserve has not been funded as required during 2006.

     According to the annual budget approved by IHDA, the partnership is not required to fund the replacement reserve for the years 2006 and 2005.


                             Balance     Additions    Withdrawals    Balance
                            January 1,      and           and      December 31,
                              2006       interest      transfers      2006
                            --------      --------    --------      --------
     Real estate tax
          escrow             $  9,689      $  6,712    $ 11,129      $  5,272
     Replacement
         reserve              67,875         7,178       8,576        66,477
     MIP reserve               2,365         1,067       2,250         1,182
     Construction
         escrow                  860            39         100           799
     Debt service reserve      8,672           400          --         9,072
     Working capital
         reserve              39,641         1,830          --        41,471
                            --------      --------    --------      --------

     Total                  $129,102      $ 17,226    $ 22,055      $124,273
                            ========      ========    ========      ========

                         Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005


                         Balance       Additions     Withdrawals      Balance
                        January 1,        and            and        December 31,
                           2005        Interest       Transfers         2005
                         --------       --------      --------       --------
Real estate tax
    escrow               $ 25,057       $ 22,372      $ 37,740       $  9,689
Replacement
    reserve                51,435         26,171         9,731         67,875
MIP reserve                   389          3,105         1,129          2,365
Construction
    escrow                    834             26            --            860
Debt service reserve        8,412            260            --          8,672
Working capital
    reserve                38,453          1,188            --         39,641
LVMW reserve                3,414             --         3,414             --
                         --------       --------      --------       --------

Total                    $127,994       $ 53,122      $ 52,014       $129,102
                         ========       ========      ========       ========


NOTE 5 - CAPITALIZED COSTS

     The costs incurred to obtain financing have been capitalized and are being amortized as described below:

                                        Amortization
                                           period        2006           2005
                                        ------------   --------      --------

Financing costs                          40 years      $ 45,674      $ 45,674

Less:  Accumulated amortization                          (4,856)       (3,714)
                                                       --------      --------

Net capitalized costs                                  $ 40,818      $ 41,960
                                                       ========      ========

                         Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005


     Mortgage costs are amortized over the term of the mortgage loan using the straight-line method. Amortization expense for the year ended December 31, 2006, was $1,142. Estimated amortization expense for each of the ensuing years through December 31, 2011, and thereafter is:

          December 31, 2007        $ 1,142
                       2008          1,142
                       2009          1,142
                       2010          1,142
                       2011          1,142
                 Thereafter         35,108
                                   -------

                 Total             $40,818
                                   =======

                                       Lake Village Apartments, L.P.
                                     (An Illinois Limited Partnership)
                                         IHDA Project No.: HTF-1299

                                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                         December 31, 2006 and 2005



NOTE 6 - LONG-TERM DEBT



                                                                                 2006              2005
                                                                              ----------        ----------

          The mortgage note, dated May 2001, is held by IHDA in the
          original amount of $1,261,000. on the March 1, 2004, the
          loan was converted into an a amortizable loan that is
          amortized over a term of 40 years. Monthly installments of
          $8,177 for principal and interest are required until March
          1, 2044. The note is collateralized by real estate held for
          lease and an assignment of rents and leases.                        $1,249,345        $1,251,332

          The junior mortgage note, dated May 2001, is held by IHDA in the original amout of $750,000. The note bears interest at
          1% per annum. Monthly installments of $417 for interest only are required from June 2002 through June 2012 while the
          principal increases due to the unpaid accruing interest.
          Monthly installments of $1,458 for principal and interest
          are required from June 2012 through June 2016. Commencing in
          July 2016, the loan requires monthly principal and interest payments of $2,083. The loan matures in May 2042. The note is collateralized by real estate held for lease and an
          assignment of rents and leases.                                        760,550           759,683
                                                                              ----------        ----------


          Total                                                               $2,009,895        $2,011,015
                                                                              ==========        ==========

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005



     Aggregate maturities of long-term debt are as follows:

          Year ending December 31, 2007        $2,009,895
                                   2008                --
                                   2009                --
                                   2010                --
                                   2011                --
                             Thereafter                --
                                               ----------

                             Total             $2,009,895
                                               ==========

     Both mortgages are currently in technical default. The first mortgage is in default since April 1, 2006. The second mortgage is in default since May 1, 2006.

NOTE 7 - RELATED PARTY TRANSACTIONS

     According to the developer fee agreement, an affiliate of the limited partner is entitled to developer fees in the amount of $513,418. Developer fees totaling $126,526 were paid in prior years. As of December 31, 2006 and 2005, developer fees payable were $386,892.

     According to the partnership agreement, the limited partner is entitled to an annual reporting management fee of $1,000. During 2006 and 2005, reporting management fees incurred were $1,000. As of December 31, 2006 and 2005, accrued reporting fees were $ 3,000 and $2,000, respectively.

     The limited partner advanced $59,313 and $112,199 during 2006 and 2005, respectively, to fund operations. During prior years, the limited partner had advanced, net of repayments, amounts totaling $5,660 to fund operations. During 2006 and 2005 the partnership did not repay any advances. As of December 31, 2006 and 2005, $177,172 and $117,859 was owed for operating advances, respectively.

     According to the partnership agreement, the general partner is entitled to a non-cumulative annual incentive management fee equal to 35% of the net operating income remaining after reduction for the payments made for the reporting fee and developer fee. No such fee was earned in 2006 and 2005.

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005


     The general partner is obligated, under the partnership agreement, to provide funds for any development or operating deficits. Funds have been advanced to the partnership by an affiliate of the general partner, including advances made pursuant to such obligation. The advances are non interest-bearing, unsecured, and due on demand.

     As of December 31, 2006 and 2005, the partnership owes Hartland Development of the Quad Cities, an affiliate, the amounts of $380,000 and $380,000, respectively.

     Amounts due to the general partner and the limited partner and affiliates at December 31, 2006 and 2005, are as follows:

                                              2006            2005
                                            --------        --------

          Developer fees                    $386,892        $386,892
          Partnership management fee           3,000           2,000
          Advances                           177,172         117,859
          Other                              380,000         380,000
                                            --------        --------

          Total                             $947,064        $886,751
                                            ========        ========

NOTE 8 - GOING CONCERN CONSIDERATIONS

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the partnership as a going concern. The partnership has suffered significant operating losses in recent years. This factor raises substantial doubt about the partnership's ability to continue as a going concern. Management is taking measures to increase occupancy and reduce operating expenses. If profitable operations cannot be attained, the partnership will be financially dependent on the limited partner.

NOTE 9 - PARTNERS AND PARTNERSHIP INTERESTS

     The partnership has one managing general partner, Shelter Resource Corporation, which has a .005% interest, one general partner, Quad Cities Redevelopment Resources, Inc., which has a .005% interest, one special limited partner WNC Housing, L.P., which has a .01% interest and one investor limited partner, WNC Housing Tax Credit Fund VI, L.P., Series 7, which has a 99.98% interest.

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005



NOTE 10 - PARTNERSHIP PROFITS, LOSSES, AND DISTRIBUTIONS

     Generally, profits and losses are allocated .005% to the general partner, .005% to the managing general partner, .01% to the special limited partner, and 99.98% to the investor limited partner. Cash flow, as defined by the partnership agreement, generally is distributable .005% to the general partner, .005% to the managing general partner, .01% to the special limited partner, and 99.98% to the investor limited partner. Profits and losses arising from the sale, refinancing or other disposition of all or substantially all of the partnership's assets will be specially allocated based on the respective partners' capital account balances, as prioritized in the partnership agreement. Additionally, the partnership agreement provides for other instances in which a special allocation of profits and losses and distributions may be required.

NOTE 11 - REAL ESTATE TAXES

     During 2006, the decrease in real estate tax expense is due to an increase in the enterprise zone abatement and a change in estimate for accrued real estate taxes. The partnership received abatements in the amount of $86,371 and $86,502 for 2005 and 2004, respectively for real estate taxes paid in 2006 and 2005, respectively.

                                                      2006            2005
                                                    -------         -------

          Real estate taxes paid                    $ 1,439         $ 1,439
          Accrued real estate tax adjustment         (1,229)             --
                                                    -------         -------

          Real estate tax expense                   $   210         $ 1,439
                                                    =======         =======

NOTE 12 - PROPERTY PURCHASE OPTION

     According to the partnership agreement, the general partner has an option to purchase partnership property at the end of the low-income housing tax credit compliance period at a price which would facilitate the purchase while protecting the partnership's tax benefits from the project. Such option is based on the general partner or sponsor maintaining the low-income occupancy of the project and is in a form satisfactory to legal and accounting counsel.

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           December 31, 2006 and 2005



NOTE 13 - UNCERTAINTIES

     The partnership is experiencing significant cash flow difficulties. The limited partner has advanced substantial amounts of working capital. Management is taking measures to improve the operations. If these measures are not successful and the limited partner does not fund operating deficits, the project may face foreclosure action which could result in the loss of low-income housing tax credit benefits.

NOTE 14 - CONTINGENCY

     The partnership's low-income housing tax credits are contingent on its ability to maintain compliance with applicable provisions of Section 42 of the Internal Revenue Code. Failure to maintain compliance with tenant income eligibility and rent limits or to correct instances of non-compliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest. In addition, any such non-compliance, if it were to occur, likely would result in an adjustment to the contributed capital of the limited partner.

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                                December 31, 2006


                         CERTIFICATE OF GENERAL PARTNER


         We hereby certify that we have examined the foregoing financial statements and supporting data of Lake Village Apartments, L.P. (An Illinois Limited Partnership) and, to the best of our knowledge and belief, the same are true statements of the financial condition and results of operations as of December 31, 2006, and for the year then ended.




Date:                                        By:
           ---------------------                      --------------------------

                                             Title:
                                                      --------------------------


                                        Employer Identification Number:


                                        ----------------------------------------

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                                December 31, 2006



                          CERTIFICATE OF MANAGING AGENT


         We hereby certify that we have examined the accompanying financial statements and supplemental data of Lake Village Apartments, L.P. (An Illinois Limited Partnership) and, to the best of our knowledge and belief, the same is complete and accurate.




(Name)                                       (Date)
(Firm Name)


(Employer Identification No.)

--------------------------------

                          Lake Village Apartments, L.P.
                        (An Illinois Limited Partnership)
                           IHDA Project No.: HTF-1299

                                December 31, 2006


                         INFORMATION REGARDING AUDITORS


AUDITOR INFORMATION
---------------------

Name:                           Reznick Group, P.C.
                                -----------------------------------

Address:                        4711 W. Golf Road, Suite 200
                                -----------------------------------
                                Skokie, IL  60076
                                -----------------------------------

Phone:                          (847) 324-7500
                                -----------------------------------

Lead Auditor:                   Bruce Schiff
                                -----------------------------------

Firm:                           Reznick Group, P.C.
                                -----------------------------------

Federal ID#                     52-1088612
                                -----------------------------------